EXHIBIT 4.5

EXECUTION VERSION

PLEDGE AGREEMENT

among

ACCO BRANDS CORPORATION,

CERTAIN OTHER SUBSIDIARIES OF ACCO BRANDS CORPORATION
FROM TIME TO TIME PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,
as COLLATERAL TRUSTEE

________________________________

Dated as of September 30, 2009
________________________________

PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of September 30, 2009, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and U.S. Bank National Association, as collateral trustee (together with any successor collateral trustee, the “Collateral Trustee” or the “Pledgee”), for the benefit of the Secured Parties.  Except as otherwise defined herein, all capitalized terms used herein and defined in the Collateral Trust Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, ACCO Brands Corporation (the “Issuer”), the other Pledgors and U.S. Bank National Association, as trustee (together with any successor trustee, the “Indenture Trustee”), have entered into an Indenture, dated as of September 30, 2009 (as amended, modified, restated and/or supplemented from time to time, the “Indenture”), relating to the Issuer’s 10.625% Senior Secured Notes due 2015 (the “Senior Secured Notes”);

WHEREAS, the Issuer, the other Pledgors, the Trustee, the other representatives and agents from time to time party thereto and the Collateral Trustee have entered into a Collateral Trust Agreement, dated as of September 30, 2009 (as amended, modified, restated and/or supplemented from time to time, the “Collateral Trust Agreement”);

WHEREAS, pursuant to the Indenture, each Guarantor party thereto has guaranteed to the Secured Parties the payment when due of all Secured Debt Obligations;

WHEREAS, it is a condition precedent to the issuance of any Senior Secured Notes and any other Series of Priority Lien Debt pursuant to the Priority Lien Documents that each Pledgor shall have secured its obligations under the Indenture and the other Secured Debt Documents as set forth herein and executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor will obtain benefits from the issuance of Senior Secured Notes and the other transactions contemplated by the Priority Lien Documents and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Parties and hereby covenants and agrees with the Pledgee for the benefit of the Secured Parties as follows:

1. SECURITY FOR OBLIGATIONS.  This Agreement is made by each Pledgor for the benefit of the Secured Parties to secure the Secured Debt Obligations.

2. DEFINITIONS.  (a)  Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Additional Pledgor” shall have the meaning set forth in Section 30 hereof.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited, including the accounts listed on Schedule 1 hereto.

“Collateral Trust Agreement” shall have the meaning set forth in the recitals hereto.

“Collateral Trustee” shall have the meaning set forth in the first paragraph hereof.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock.”

“Event of Default” shall mean any Event of Default under, and as defined in, the Indenture and any other Secured Debt Documents and shall in any event include, without limitation, any payment default on any of the Secured Debt Obligations after the expiration of any applicable grace period.

“Excluded Foreign Entity” shall mean any Foreign Subsidiary of a Pledgor other than (A) ACCO Mexicana S.A. de C.V., ACCO Brands Canada Inc. and ACCO Brands Europe Holding LP and (B) any Foreign Subsidiary owned by a Pledgor whose Consolidated EBITDA for the immediately preceding fiscal year multiplied by 7.0 is greater than $42,500,000.

“Exempted Foreign Entity” shall mean (A) any Foreign Corporation and any limited company organized under the laws of a jurisdiction other than the United States or any State or Territory thereof that, in any such case, is a controlled foreign corporation for purposes of Section 957 of the Code and (B) any foreign partnership which is owned directly by a Pledgor whose pledge of Equity Interests would result in an indirect pledge of Equity Interests of a controlled foreign corporation for purposes of Section 956 of the Code; provided that the Pledgor provides documentation and support of such conclusion in form and substance adequate to the Pledgee, as directed by the Secured Parties, supporting such determination.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Indenture Trustee” shall have the meaning set forth in the recitals hereto.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Issuer” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Location” of any Pledgor has the meaning given such term in Section 9-307 of the UCC.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Perfection Certificate” shall mean the Perfection Certificate, dated as of September 30, 2009 (and as amended, modified, restated and/or supplemented from time to time, including by the execution and delivery of a Perfection Certificate Supplement), by and among the Issuer and the other Pledgors.

“Perfection Certificate Supplement” shall mean a supplement to the Perfection Certificate in form and substance reasonably acceptable to the Collateral Trustee.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(a)(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Senior Secured Notes” shall have the meaning set forth in the recitals hereto.

“Specified Default” shall have the meaning set forth in Section 5 hereof.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge.  (a) To secure the Secured Debt Obligations now or hereafter owed or to be performed by the Pledgors, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Parties, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Documents then in effect) in favor of the Pledgee for the benefit of the Secured Parties in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(i) each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Indenture or any other Secured Debt Document to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(ii) all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(iii) all Notes owned or held by such Pledgor from time to time;

(iv) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(v) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(vi) all Financial Assets and Investment Property owned by such Pledgor from time to time;

(vii) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(viii) all Proceeds of any and all of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, (w) no Pledgor shall be required at any time to pledge hereunder Equity Interests of any Excluded Foreign Entity, (x) no Pledgor shall be required at any time to pledge hereunder more than 65% of the total combined voting power of all classes of Voting Equity Interests of any Exempted Foreign Entity and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x).

(b)           Notwithstanding anything to the contrary contained in this Section 3.1 or elsewhere in this Agreement, each Pledgor and the Pledgee (on behalf of the Secured Parties) acknowledges and agrees that:

(i)           the security interest granted pursuant to this Agreement (including pursuant to this Section 3.1) to the Pledgee for the benefit of the Secured Parties is subject to the Lien priorities set forth in the Intercreditor Agreement, including, without limitation, Section 2.01 thereof; and

(ii)           the security interests of the ABL Collateral Agent on behalf of the holders of ABL Debt Obligations in the Collateral constitute security interests separate and apart (and of a different class and claim) from the security interests of the Pledgee on behalf of the Secured Parties in the Collateral.

3.2 Procedures.  (a)  To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral, or with respect to clause (v) below, within the later of 60 days after it obtains such Collateral or 60 days after the Issue Date (or such later date as determined by the Pledgee at the direction of the Secured Parties)) for the benefit of the Pledgee and the other Secured Parties:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank (unless the ABL Collateral Agent is granted a prior security interest in such certificates and instruments and the same are required to be delivered (and are delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement);

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Parties substantially in the form of Annex A hereto (appropriately completed to the satisfaction of the Pledgee (or as directed by the Secured Parties) and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Stock, Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction (unless the ABL Collateral Agent is granted a prior security interest in such Uncertificated Security and a substantially similar agreement is required to be executed and delivered (and is executed and delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement);

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate but is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v) with respect to the Equity Interests of any Exempted Foreign Entity that is not an Excluded Foreign Entity, evidence (including opinions of counsel reasonably satisfactory to the Collateral Trustee (as directed by the Secured Parties) that the Pledgee has an enforceable security interest in the Equity Interests of such Exempted Foreign Entity under the laws of the jurisdiction of formation of such Exempted Foreign Entity, including any required local law pledge agreement, registrations, stock certificates and stock powers, together with any officer’s certificates reasonably requested by the Pledgee (in the case of stock certificates and stock powers, unless the ABL Collateral Agent is granted a prior security interest in the Equity Interests of such Exempted Foreign Entity and such stock certificates and stock powers are required to be delivered (and are delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement);

(vi) with respect to any Note with an original principal amount in excess of $2,000,000, physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee (unless the ABL Collateral Agent is granted a prior security interest in such Note and the same are required to be delivered (and is delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement); provided that any such Notes owned by any Pledgor on the Issue Date shall be delivered to the Pledgee (or the ABL

Collateral Agent, if applicable) within seven days of the Issue Date (or such later date as determined by the ABL Collateral Agent in its sole discretion); and

(vii) subject to the Intercreditor Agreement, except to the extent otherwise permitted to be retained by such Pledgor or applied by such Pledgor pursuant to the terms of the Secured Debt Documents, with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have “control” within the meaning of the UCC and at any time any Default or Event of Default is in existence no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee (unless the ABL Collateral Agent is granted a prior security interest in such Collateral and the same is required to be subject to the “control” (within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York)) of the ABL Collateral Agent pursuant to the Intercreditor Agreement); and

(ii) each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

3.3 Subsequently Acquired Collateral.  If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof (provided, however, that such Pledgor shall have 60 days after it obtains any Equity Interests of any Exempted Foreign Entity that is not an Excluded Foreign Entity (or such later date as determined by the Pledgee at the direction of the Secured Parties) to take the actions set forth in Section 3.2(a)(v)), and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Parties) hereunder and (ii) a Perfection Certificate Supplement as necessary to cause the Perfection Certificate to be complete and accurate at such time.  Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any Exempted Foreign Entity at any time and from time to time after the date hereof acquired by such Pledgor, provided that, notwithstanding anything to the contrary in this Agreement, (w) no Pledgor shall be required at any time to pledge hereunder Equity Interests of any Excluded Foreign Entity, (x) no Pledgor shall be required at any time to pledge hereunder more than 65% of the total combined voting power of all classes of Voting Equity Interests of any Exempted Foreign Entity and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x).

3.4 Transfer Taxes.  Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral.  Each Pledgor represents and warrants that on the date hereof: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in paragraph 10 of the Perfection Certificate; (ii) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in paragraph 11 of the Perfection Certificate; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in paragraph 11 of the Perfection Certificate; (iv) the Notes held by such Pledgor consist of the promissory notes described in paragraph 12 of the Perfection Certificate where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in paragraph 11 of the Perfection Certificate; (vi) each such Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in paragraph 11 of the Perfection Certificate; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in paragraph 11 of the Perfection Certificate; (viii) each such Partnership Interest referenced in clause (viii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in paragraph 11 of the Perfection Certificate; (ix) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in paragraphs 11 and 12 of the Perfection Certificate; and (x) on the date hereof, such Pledgor owns no other Securities, Stock, Notes, Limited Liability Company Interests or Partnership Interests.

3.6 Limited Liability Company Interests and Partnership Interests.  None of the Limited Liability Company Interests nor the Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.  Except as set forth on Schedule 16 to the Perfection Certificate, all of the

Limited Liability Company Interests and Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the Uniform Commercial Code of any jurisdiction.  Each Pledgor hereby covenants and agrees that, without the prior written consent of the Pledgee, it shall not vote to enable or take any other action to cause any issuer of any Partnership Interests or Limited Liability Company Interests which are not Securities (for purposes of the Uniform Commercial Code of any jurisdiction) on the date hereof to elect or otherwise take any action to cause such Partnership Interests or Limited Liability Company Interests to be treated as Securities for purposes of the Uniform Commercial Code of any jurisdiction; provided, however, that notwithstanding the foregoing, if any issuer of any Partnership Interests or Limited Liability Company Interests takes any such action in violation of the foregoing in this Section 3.6, such Pledgor shall promptly notify the Pledgee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Pledgee’s “control” (within the meaning of Section 8-106 of the UCC) thereof (unless the ABL Collateral Agent is granted a prior security interest in such Partnership Interests or Limited Liability Company Interests and the same is required to be subject to the “control” (within the meaning of Section 8-106 of the UCC) of the ABL Collateral Agent pursuant to the Intercreditor Agreement).

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT.  Unless and until there shall have occurred and be continuing an Event of Default under the Indenture or any other Secured Debt Document or a Default under Section 6.01(a) or 6.01(h) of the Indenture (each such Default, a “Specified Default”) and the Pledgee has notified the Issuer of its exercise of rights under this Section 5, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Secured Debt Document, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Party in the Collateral, unless expressly permitted by the terms of the Secured Debt Documents.  All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until there shall have occurred and be continuing an Event of Default, all ordinary cash dividends, cash distributions and other cash amounts payable in respect of the Collateral by the issuer in the normal course of business of the issuer and consistent with past practice of the issuer shall be paid to the respective Pledgor.  Subject to the Intercreditor Agreement, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends and other cash distributions other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement.  All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and, subject to the Intercreditor Agreement, shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT. (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, subject to the Intercreditor Agreement, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise, as directed by the Secured Parties if applicable, all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv) unless and until the Pledgee has notified the Issuer of its exercise of rights under this Section 7, to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor.  The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given.  Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Secured Debt Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Parties may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither the Pledgee nor any other Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(vi) to set off any and all Collateral against any and all Secured Debt Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Secured Debt Obligations.

(b)           If there shall have occurred and be continuing a Specified Default, then and in every such case, unless and until the Pledgee has notified the Issuer of its exercise of rights under this Section 7, the Pledgee, on behalf of the Secured Parties, shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

8. REMEDIES, CUMULATIVE, ETC.  Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Party to any other or further action in any circumstances without notice or demand.  The Secured Parties agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting in a manner consistent with the Collateral Trust Agreement, and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Parties upon the terms of this Agreement, the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents.

9. APPLICATION OF PROCEEDS.  (a)  Subject to the Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 4.06 of the Indenture.

(b) It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to its Secured Debt Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Secured Debt Obligations.

10. PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY.  Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Party and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Document (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full repayment of all the Senior Secured Notes issued under the Indenture and the payment of all other Secured Debt Obligations and notwithstanding the discharge thereof.

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.  (a)  Nothing herein shall be construed to make the Pledgee or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Party, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Secured Parties shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c) The Pledgee and the other Secured Parties shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Party to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY.  (a)  Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or otherwise in a manner consistent with the Collateral Trust Agreement) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” or words of similar meaning as collateral) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b) Each Pledgor hereby constitutes and appoints the Pledgee and any officer or agent thereof (such appointment being coupled with an interest) its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, in the Pledgee’s discretion, in each case subject to the Intercreditor Agreement:

(i) upon the occurrence and during the continuance of any Event of Default, to ask for, collect, sue for, recover, act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral;

(ii) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any checks, drafts or other instruments or orders, documents and chattel paper in connection with clause (i) above;

(iii) upon the occurrence and during the continuance of any Event of Default, to (A) file any claims or take any action or institute any proceedings which the Pledgee, or the Pledgee as directed by the Secured Parties, may deem to be necessary or advisable for the collection of any of the Collateral or otherwise to protect the interests of the Secured Parties with respect to any of the Collateral and (B) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral and settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Pledgee may deem appropriate;

(iv) upon the occurrence and during the continuance of any Event of Default, to direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Pledgee or as the Pledgee may direct;

(v) upon the occurrence and during the continuance of any Event of Default, to execute, in connection with and sale provided for in Section 7, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral;

(vi) to prepare and file any UCC financing statements relating to the Collateral against such Pledgor (a copy of which shall be delivered to such Pledgor);

(vii) to pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Pledgee as directed by the Secured Parties; and

(viii) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Pledgee were the absolute owner thereof for all purposes, and to do, at the Pledgee’s option and such Pledgor’s expense, at any time and from time to time, all acts and things that the Pledgee, or the Pledgee as directed by the Secured Parties, deems reasonably necessary to protect, preserve or realize upon the Collateral and the Pledgee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

14. THE PLEDGEE AS COLLATERAL TRUSTEE.  The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood, acknowledged and agreed by each Secured Party that by accepting the benefits of this Agreement each such Secured Party acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the Collateral Trust Agreement and in Articles Seven and Eleven of the Indenture.  The Pledgee shall act hereunder on the terms and conditions set forth herein, in the Collateral Trust Agreement and in Articles Seven and Eleven of the Indenture.

15. TRANSFER BY THE PLEDGORS.  Except as permitted under the Indenture and the other Secured Debt Documents, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.  (a)  Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Secured Debt Documents);

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor, (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(iv) all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(v) each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(vi) the pledge, collateral assignment and delivery to the Pledgee (or to the ABL Collateral Agent if it is granted a prior security interest in such Note and the same is delivered to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement) of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, and such security interest is, in the case of the Notes Collateral, first priority, and in the case of the ABL Collateral, second priority, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Certificated Securities or the Pledged Notes (other than the Liens and security interests permitted under the Secured Debt Documents then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral;

(vii) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement; provided that in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement (unless the ABL Collateral Agent is granted a prior security interest in such Collateral and the same is required to be subject to the “control” (within the meaning of

Section 8-106 of the UCC) of the ABL Collateral Agent pursuant to the Intercreditor Agreement);

(viii) all filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Pledgor to the Pledgee hereby in respect of the Collateral have been accomplished and the security interest granted to the Pledgee pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein and such security interest is, in the case of the Notes Collateral, first priority, and in the case of the ABL Collateral, second priority, prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC) or by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction; and

(ix) none of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Parties.

(c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Document.

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.  The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of each Pledgor, the Federal Employer Identification Number (if any) and whether or not such Pledgor is a Transmitting Utility, is listed on paragraph 2 of the Perfection Certificate for such Pledgor.  No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, its organizational identification number (if any), or its Federal Employer Identification Number (if any) from that listed on paragraph 2 of the Perfection Certificate, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt

Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than 15 days’ prior written notice of each change to the information listed on paragraph 2 of the Perfection Certificate (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Pledgee (or as directed by the Secured Parties) to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.  The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii)  any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee (or as directed by the Secured Parties) or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. SALE OF COLLATERAL WITHOUT REGISTRATION.  (a)  If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance.  Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Parties participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Party expressly for use therein.

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of  Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, as directed by the Secured Parties if applicable, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee, as directed by the Secured Parties if applicable, may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, as directed by the Secured Parties if applicable, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, as directed by the Secured Parties if applicable, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

20. TERMINATION; RELEASE.  (a)  Upon the occurrence of the Discharge of Priority Lien Obligations and the discharge of all other Secured Debt Obligations, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will (without recourse and without any representation or warranty) execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2).

(b) In the event that the Collateral Trustee’s Liens on any portion of the Collateral have been released pursuant to Section 4.1(a) of the Collateral Trust Agreement, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereto, such sub-agent) and has not theretofore been released pursuant to this Agreement.

(c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof.  If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the relevant Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

(d) The Pledgee shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Pledgee in good faith believes to be in accordance with) this Section 20.

21. NOTICES, ETC.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be made in accordance with Section 7.7 of the Collateral Trust Agreement.

22. WAIVER; AMENDMENT.  Subject to Section 2.11 of the Intercreditor Agreement, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in Section 7.1 of the Collateral Trust Agreement.  No failure on the part of the Pledgee or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

23. SUCCESSORS AND ASSIGNS.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Parties and their respective successors, transferees and assigns.  All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Secured Debt Documents regardless of any investigation made by the Secured Parties or on their behalf.

24. HEADINGS DESCRIPTIVE.  The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES WHICH WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF ANY OTHER JURISDICTION.

(b) All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

(A) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(B) waives any defense of forum non conveniens;

(C) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7 of the Collateral Trust Agreement;

(D) agrees that service as provided in clause (C) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(E) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

(c) Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 25 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

26. PLEDGOR’S DUTIES.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27. COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Issuer and the Pledgee. Delivery of an executed counterpart of a signature page to this Agreement, or of any amendment or waiver of any provision of this Agreement or of any joinder agreement, by telecopier or in “pdf” or similar format by electronic mail, shall be effective as delivery of an original executed counterpart thereof..

28. SEVERABILITY.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE.  This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Documents and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS.  It is understood and agreed that any Person that desires to become an Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Indenture or any other Secured Debt Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Pledgee or by executing a joinder agreement and delivering same to the Pledgee, in each case as may be requested by (and in form and substance satisfactory to) the Pledgee, (y) delivering a Perfection Certificate Supplement with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee (or as directed by the Secured Parties).  Upon the execution and delivery, or authentication, by any Person of a counterpart hereof or a joinder agreement, such Person shall be referred to as an “Additional Pledgor” and shall be and become a Pledgor hereunder, and each reference in this Agreement and the other Secured Debt Documents to “Pledgor ” shall also mean and be a reference to such Additional Pledgor, and each reference in this Agreement and the other Secured Debt Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Pledgor.

31. LIMITED OBLIGATIONS.  It is the desire and intent of each Pledgor and the Secured Parties that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.  Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Guarantor have been limited as provided in each Guarantee to which such Pledgor is a party.

32. RELEASE OF PLEDGORS.  If at any time all of the Equity Interests of any Pledgor owned by the Issuer or any of its Subsidiaries are sold (to a Person other than the Issuer or a Restricted Subsidiary of the Issuer either before or after such sale) in a transaction that is not prohibited by either Section 4.06 of the Indenture or by the terms of any applicable Secured Debt Document then in effect, then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver, at the request and expense of such Pledgor, such instruments of release as are reasonably satisfactory to the Pledgee, or as directed by the Secured Parties.  At any time that the Issuer desires that a Pledgor be released from this Agreement as provided in this Section 32, the Issuer shall deliver to the Pledgee a certificate signed by a principal executive officer of the Borrower stating that the release of such Pledgor is permitted pursuant to this Section 32.  If requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.  The Pledgee shall have no liability whatsoever to any other Secured Party as a result of the release of any Pledgor by it in accordance with, or which it believes in good faith to be in accordance with, this Section 32.

33. INTERCREDITOR AGREEMENT.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Pledgee pursuant to this Agreement in any Collateral and the exercise of any right or remedy by the Pledgee with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuer, the other Pledgors from time to time party thereto, the ABL Collateral Agent and the Collateral Trustee, and certain other Persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

* * * *

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

ACCO BRANDS CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

ACCO BRANDS USA LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

DAY-TIMERS INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

GENERAL BINDING CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO INTERNATIONAL HOLDINGS, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO NOTE PLEDGE AGREEMENT]

GBC INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO BRANDS INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO EUROPE FINANCE HOLDINGS, LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO EUROPE INTERNATIONAL HOLDINGS LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

BOONE INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO NOTE PLEDGE AGREEMENT]

POLYBLEND CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

SWINGLINE, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO NOTE PLEDGE AGREEMENT]

Accepted and Agreed to: U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee and Pledgee

By:	/s/Diane Swanson
Name:	Diane Swanson
Title:	Vice President

[SIGNATURE PAGE TO NOTE PLEDGE AGREEMENT]

ANNEX A
to
PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [_______ __, 20__], among the undersigned pledgor (the “Pledgor”), U.S. Bank National Association, not in its individual capacity but solely as Collateral Trustee (the “Pledgee”), and [__________], as the issuer of the Uncertificated Securities (as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of September 30, 2009 (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Pledge Agreement), under which, among other things, in order to secure the payment of the Secured Debt Obligations (as defined in the Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Parties (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Parties in, all of the right, title and interest of the Pledgor in and to any and all “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (the “Uncertificated Securities”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Uncertificated Securities, to vest in the Pledgee control of the Uncertificated Securities and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  During the term of the Pledge Agreement and subject to the terms of the Intercreditor Agreement, the Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Uncertificated Securities without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Uncertificated Securities, not to comply with any instructions or orders regarding any or all of the Uncertificated Securities originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

ANNEX A

2.  The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Uncertificated Securities (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Uncertificated Securities has been registered in the books and records of the Issuer.

3.  The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Uncertificated Securities to the Pledgee, for the benefit of the Secured Parties, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Uncertificated Securities, and (ii) the Uncertificated Securities consisting of capital stock of a corporation are fully paid and nonassessable.

4.  All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the Collateral Trustee’s address specified in Section 7.7 of the Collateral Trust Agreement.

5.  Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Uncertificated Securities and until the Pledgee shall have delivered written notice to the Issuer that all of the Secured Debt Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Uncertificated Securities from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6.  Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be made in accordance with Section 7.7 of the Collateral Trust Agreement and, with respect to the Issuer, at its address indicated on the signature page hereto.

7.  This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

ANNEX A

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[______________________________]
as Pledgor

By:
Name:
Title:

[______________________________]
as the Issuer

By:
Name:
Title:
Notice address for Issuer:

ANNEX A

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Trustee and Pledgee

By:
Name:
Title:

Table of Contents

Page
1. SECURITY FOR OBLIGATIONS	1

2. DEFINITIONS	2

3. PLEDGE OF SECURITIES, ETC.	5

3.1 Pledge	5

3.2 Procedures	8

3.3 Subsequently Acquired Collateral	10

3.4 Transfer Taxes	11

3.5 Certain Representations and Warranties Regarding the Collateral	11

3.6 Limited Liability Company Interests and Partnership Interests	11

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.	12

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT	12

6. DIVIDENDS AND OTHER DISTRIBUTIONS	12

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT	13

8. REMEDIES, CUMULATIVE, ETC.	14

9. APPLICATION OF PROCEEDS	15

10. PURCHASERS OF COLLATERAL	15

11. INDEMNITY	15

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER	16

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY	16

14. THE PLEDGEE AS COLLATERAL TRUSTEE	18

15. TRANSFER BY THE PLEDGORS	18

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS	18

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.	20

i

Table of Contents
(continued)

ii